Exhibit 10.9

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Regen BioPharma, Inc., a Nevada corporation (the “Issuer” of this Security) issues this Security and promises to pay to Zander Therapeutics, Inc., a Nevada corporation, or its Assignees (the “Investor”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon both of execution by both parties and delivery of the payment of Consideration by the Investor (the “Effective Date”).

The Principal Sum is $350,000 (three hundred fifty thousand US dollars) plus accrued and unpaid interest and any other fees. The Consideration is $350,000 (three hundred fifty thousand US dollars (there exists a $0 original issue discount, "OID"). The Maturity Date is twenty four months after the Effective Date and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. The Investor may extend any Maturity Date in its sole discretion in increments of up to three months at any time before or after any Maturity Date. The Maturity Date shall automatically be deemed extended unless the Investor provides notice to the Issuer that it is not or has not extended the Maturity Date, which notice the Investor may provide at any time before or after the Maturity Date.

1. Interest and Repayment. A one-time Interest charge of 10% shall be applied to the Principal Sum. The Interest is in addition to the OID, and that OID remains payable regardless of time and manner of payment by the Issuer. The Issuer may not repay any payment of Consideration after its Effective Date prior to its Maturity Date without written approval from the Investor.

2. Conversions. The Investor has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of the Issuer as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. Conversion notices may be delivered to the Issuer by method of the Investor’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Investor. If no objection is delivered from the Issuer to the Investor regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the shares from any conversion to the Investor (in any name directed by the Investor) within 3 (three) business days of conversion notice delivery. The Investor, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Issuer (under the Investor’s and the Issuer’s expectations that any returned conversion amounts will tack back to the original date of the Note).

3. Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Notwithstanding the foregoing, if an Issuer default or breach of terms occurs among any of the agreements between the parties, regardless of whether the Investor provides notice of such default or breach and regardless of whether such default or breach is cured or remedied, the Conversion Price shall automatically become the greater of $0.0001 or 40% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply) In no event , however, shall the Conversion Price be less than $0.0001 .

4. Piggyback Registration Rights. The Issuer shall include on the next registration statement the Issuer files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note (the “Registrable Securities”). Failure to do so will result in liquidated damages of 10% of the outstanding principal balance of this Note being immediately due and payable to the Investor at its election in the form of cash payment or addition to the balance of this Note.

5. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Issuer or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in this Note, such term, at the Investor’s option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion rights, conversion discounts, conversion lookback periods, interest rates, original issue discounts, and warrant coverage. The Issuer shall notify the Investor of such additional or more favorable term, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms, and, at any time while this Note is outstanding, the Investor may request of the Issuer and/or its transfer agent (and they will provide) a schedule of all issuances since the Effective Date of this Note of shares of Series A Preferred stock or of securities entitling the holder thereof to acquire shares of Series A Preferred stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Series A Preferred stock of the Issuer.

6. Default. Each of the following are an event of default under this Note: (i) the Issuer shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Issuer shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Issuer shall breach or fail to honor any other term of this Note, any term under any other document related to this Note, or any other written agreement between the Issuer and the Investor (collectively, the “Transaction Documents”), or (iv) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Issuer shall make a general assignment for the benefit of creditors; or (vi) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Issuer; or (viii) the Issuer’s Series A Preferred stock has an offering price of $0.0001 on its principal trading market at any time; or (ix) the Issuer’s market capitalization (the number of shares of Series A Preferred stock issued and outstanding multiplied by the price per share of Series A Preferred stock) is less than $200,000 at any time or decreases to less than 50% of the market capitalization on the Effective Date; or (x) the price per share of the Issuer’s Series A Preferred stock decreases to less than 50% of the price per share on the Effective Date; or (xi) the Issuer shall lose its status as “DTC Eligible” or the Issuer’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System (xii) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC.

7. Acceleration. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration (the “Note Balance”), shall become, at the Investor’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the Investor’s choice of (this choice may be made at any time without presentment, demand, or notice of any kind): (i) the Note Balance divided by the Conversion Price on the date of the default multiplied by the closing price on the date of the default; or (ii) the Note Balance divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded or (b) paid in full, whichever has a lower Conversion Price, multiplied by the closing price on the date the Mandatory Default Amount is either (a) demanded or (b) paid in full, whichever has a higher closing price; or (iii) 150% of the Note Balance. In connection with such acceleration described herein, the Investor need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Investor at any time prior to payment hereunder and the Investor shall have all rights as a holder of the note until such time, if any, as the Investor receives full payment pursuant to this Section 9. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.

8. Right to Specific Performance and Injunctive Relief. Nothing herein shall limit the Investor’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. In this regard, the Issuer hereby agrees that the Investor will be entitled to obtain specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver shares of Series A Preferred Stock upon conversion of the Note as required pursuant to the terms hereof or the Issuer’s obligations regarding the reservation of shares and its transfer agent, including the use, termination, replacement or resignation of the transfer agent and the obligation to deliver an irrevocable instruction and share reservation letter with any subsequent transfer agent. The Issuer agrees that, in such event, all requirements for specific performance and/or preliminary and permanent injunctive relief will be satisfied, including that the Investor would suffer irreparable harm for which there would be no adequate legal remedy. The Issuer further agrees that it will not object to a court or arbitrator granting or ordering specific performance or preliminary and/or permanent injunctive relief in the event the Investor demonstrates that the Issuer has failed to comply with any obligation herein. Such a grant or order may require the Issuer to immediately issue shares to the Investor pursuant to a Conversion Notice and/or require the Issuer to immediately satisfy its obligations regarding the reservation of shares and its transfer agent, including the use, termination, replacement or resignation of the Issuer’s transfer agent and the obligation to deliver an irrevocable instruction and share reservation letter with any subsequent transfer agent. The Issuer further expressly waives any right to any bond in connection with any temporary or preliminary injunction.

9. No Shorting. The Investor agrees that so long as this Note from the Issuer to the Investor remains outstanding, the Investor will not enter into or effect “short sales” of the Series A Preferred Stock or hedging transaction which establishes a net short position with respect to the Series A Preferred Stock of the Issuer. The Issuer acknowledges and agrees that upon delivery of a conversion notice by the Investor, the Investor immediately owns the shares of Series A Preferred Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

10. Assignability. The Issuer may not assign this Note. This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Investor and its successors and assigns and may be assigned by the Investor to anyone without the Issuer’s approval.

11. Governing Law, Legal Proceedings, and Arbitration. This Note will be governed by, construed and enforced in accordance with the substantive laws of the State of California (including any rights to specific relief provided for under California statutes), without regard to the conflict of laws principles thereof. The parties hereby warrant and represent that the selection of CALIFORNIA law as governing under this Note (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Nevada, CALIFORNIA or of any other state, federal, or other jurisdiction.

Any action brought by either party against the other arising out of or related to this Note, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in SAN DIEGO County, in the State of CALIFORNIA, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Investor’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in San Diego County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Effective Date of this Note, except as modified by this agreement. The Investor’s election to arbitrate shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Note. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

12. Delivery of Process by the Investor to the Issuer. In the event of any action or proceeding by the Investor against the Issuer, and only by the Investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known attorney as set forth in its most recent SEC filing.

13. Attorney Fees. If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

14. Notices. Any notice required or permitted hereunder (including Conversion Notices and demands for arbitration) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Issuer:	Investor:

/s/ David R. Koos	/s/ David R. Koos
David R. Koos	David R. Koos
Regen Biopharma, Inc.	Zander Therapeutics, Inc.
Chief Executive Officer	Chief Executive Officer

Date: 09/30/2018	Date: 09/30/2018

[Signature Page to Convertible Promissory Note]